UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 28, 2014

MACKINAC FINANCIAL CORPORATION

(previous filings under the name NORTH COUNTRY FINANCIAL CORPORATION)

(Exact name of registrant as specified in its charter)

MICHIGAN	0-20167	38-2062816
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

130 SOUTH CEDAR STREET, MANISTIQUE, MICHIGAN	49854
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 343-8147

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders

Mackinac Financial Corporation (“the Company”) held its 2014 Annual Meeting of Shareholders on May 28, 2014.  The shareholders (i) elected four members of the Company’s Board of Directors to serve until the Annual Meeting in the year 2017; (ii) approved, in a non-binding vote, the Company’s compensation of executives; (iii) to approve a non-binding resolution to vote annually on say-on-pay proposals; and (iv) ratified the appointment of Plante Moran, PLLC as the Company’s independent auditors for the year ending December 31, 2014.  Proposals to approve the Amended and Restated Articles of Incorporation, and to approve Article X of the Articles of Incorporation did not receive the requisite majority of all shares outstanding required to amend the Company’s articles of incorporation.  The Company did not adjourn the meeting to solicit additional proxies.  There were 5,527,690 outstanding shares eligible to vote as of April 21, 2014, the record date for the Annual Meeting.

The voting results on the six matters were as follows:

Election of Directors

	For	Withheld	Broker Non-votes
Dennis B. Bittner	2,948,922	849,852	1,258,215
Joseph D. Garea	2,948,922	849,852	1,258,215
Kelly W. George	2,948,905	849,869	1,258,215
L. Brooks Patterson	2,948,659	850,115	1,258,215

Approve the Amended and Restated Articles of Incorporation

For	Against	Abstain	Broker Non-votes
2,321,976	668,812	807,986	1,258,215

Approve Article X of the Articles of Incorporation

For	Against	Abstain	Broker Non-votes
1,991,964	998,824	807,986	1,258,215

Advisory (Non-Binding) Vote on Executive Compensation

For	Against	Abstain	Broker Non-votes
2,631,268	503,236	664,270	1,258,215

Ratification of Appointment of Independent Auditors

For	Against	Abstain	Broker Non-votes
5,052,655	367	3,967	—

Adjourn Annual Meeting, if Necessary, to Solicit Additional Proxies

For	Against	Abstain	Broker Non-votes
2,567,976	554,480	676,318	1,258,215

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKINAC FINANCIAL CORPORATION

Date: May 29, 2014
	By:	/s/ Ernie R. Krueger
Ernie R. Krueger
EVP/CFO